Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement of Simtek Corporation on Form S-1 of our reports, dated January 18, 2005 and January 28, 2004, appearing in the Annual Reports on Form 10-KSB of Simtek Corporation for the years ended December 31, 2004 and 2003, respectively. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Hein & Associates LLP
HEIN & ASSOCIATES LLP

Denver, Colorado
February 21, 2005